Exhibit 10.3
                              AMENDMENT NO. 2
                                     TO
                          STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT (this "AMENDMENT") is entered into and effective as of April 3, 2006 by and between Liberty Diversified Holdings, Inc., a Nevada corporation (the "BUYER"), MCR Packaging and Printing Corp., a California corporation (the "COMPANY"), and Mario Ramirez, an individual owning 100% of the outstanding capital stock of the Company (the "STOCKHOLDER").

                                  RECITALS
     A. The Buyer, the Company and the Stockholder entered into that certain Stock Purchase Agreement dated December 31, 2005 (the "AGREEMENT") and Amendment No. 1 to the Agreement dated January 6, 2006;
     B. The parties intend to amend the Agreement in order to effect mutually agreed upon changes to certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment, the parties hereto agree as follows:

     1.   Definitions.   Capitalized terms used but not otherwise defined
in this Amendment shall have the meanings ascribed to such terms in the Agreement.

     2. Amendment to Section 4.25 Series B Preferred Stock. Section 4.25 shall be amended, reading in its entirety as follows:

     "Series B Preferred Stock. The Buyer currently has 14,278,834 shares of Series B Preferred Stock issued and outstanding and shall not issue additional shares of Series B Preferred Stock effective the date of this Agreement."

     3. Amendment to Section 5.2(a) Deliveries of Buyer. Section 5.2(a) shall be amended, reading in its entirety as follows:

     "the Class D Preferred Shares in accordance with section 1.2 hereof no later than APRIL, 30, 2006; and"

     4. Addition of Section 10 APPOINTMENT TO THE BOARD OF DIRECTORS OF BUYER. Section 10 shall be added, reading in its entirety as follows:

     "Appointment to the Board of Directors of Buyer. Mario Ramirez hereby agrees to accept an appointment to the Board of Directors of the Buyer and hereafter serve as Co-Chairman of the Board of Directors, subject to requisite shareholder approval."



     5. Effect of Amendment; Counterparts. Except as expressly amended by this Amendment and/or by the preceding sections, the terms and provisions of the Agreement shall continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which together shall constitute one instrument. Facsimile signatures on this Amendment shall be valid, enforceable, and binding for all purposes.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BUYER:
LIBERTY DIVERSIFIED HOLDINGS, INC.


/S/ Ron Touchard
------------------------------------------
BY:  Ron Touchard
ITS:  CEO, President

STOCKHOLDER:

/S/ Mario Ramirez
------------------------------------------
BY:  Mario Ramirez


COMPANY:

MCR PRINTING AND PACKAGING, CORP.


/S/ Mario Ramirez
------------------------------------------
BY:  Mario Ramirez
ITS:  CEO, President